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                                 EXHIBIT 99(b)
                                 -------------

          VITRONICS RESPONDS TO JURY RULING REGARDING PATENT LAW SUIT


    NEWMARKET, N.H. -- (BUSINESS WIRE) -- Aug. 16, 1995 -- Vitronics Corp. (AMEX: VTC) announced today that the jury has ruled in favor of the defendant, Conceptronic Inc., in Vitronics' patent law suit.

    James J. Manfield Jr., chairman and chief executive officer, stated, "We are disappointed in the jury verdict and we are reviewing our options regarding filing and appeal."

    Vitronics Corp. is a supplier of state-of-the-art thermal processing and associated equipment, with an established reputation as an innovator and leader in the surface mount industry. VITRONICS equipment is primarily aimed at the electronics industry and has achieved considerable technical recognition in the production of printed circuit boards. The company also supplies equipment to the medical, chemical, pharmaceutical, plastics, graphics and textile industries. VITRONICS' customer list includes all 20 of the largest electronics companies.